Exhibit 10.8

FORM OF RESTRICTED STOCK AWARD CERTIFICATE

Non-transferable

GRANT TO

(“Grantee”)

by J.P. Morgan Real Estate Income Trust, Inc. (the “Company”) of

             shares of its Class E common stock, $0.01 par value (the “Shares”).

The Shares are granted pursuant to and subject to the provisions of the J.P. Morgan Real Estate Income Trust, Inc. Independent Director Restricted Stock Plan (the “Plan”) and to the terms and conditions set forth on the following pages (the “Terms and Conditions”). By accepting the Shares, Grantee shall be deemed to have agreed to the Terms and Conditions set forth in this Award Certificate and the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

Unless vesting is accelerated in accordance with Section 2 of the Terms and Conditions, the Shares shall vest (become non-forfeitable) in accordance with the following schedule, subject to Grantee’s Continuous Service on each vesting date.

Vesting Date	Percent of Shares Vesting
[Insert first anniversary of grant date or, in the case of the initial restricted stock grant, XXXXX]	100%

IN WITNESS WHEREOF, J.P. Morgan Real Estate Income Trust, Inc., acting by and through its duly authorized officers, has caused this Award Certificate to be duly executed.

J.P. Morgan Real Estate Income Trust, Inc.

By:
Its:

Grant Date:

TERMS AND CONDITIONS

1. Restrictions. The Shares are subject to each of the following restrictions. “Restricted Shares” mean those Shares that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party, or be subjected to any lien, obligation or liability of Grantee to any other party. If Grantee’s Continuous Service with the Company terminates for any reason other than as set forth in subsection (b) of Section 2 hereof, then Grantee shall forfeit all of Grantee’s right, title and interest in and to the Restricted Shares as of the date of termination, and such Restricted Shares shall revert to the Company immediately following the event of forfeiture. The restrictions imposed under this Section 1 shall apply to all Shares or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Shares.

2. Expiration and Termination of Restrictions. The restrictions imposed under Section 1 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the “Restricted Period”):

(a)	as to the number of the Restricted Shares specified on the cover page hereof, on the respective dates specified on such cover page, subject to Grantee’s Continuous Service on each vesting date;

(b)	as to all of the Restricted Shares, upon termination of Grantee’s Continuous Service by the Company by reason of Grantee’s death or Disability; or

(c)	as to all of the Restricted Shares, upon the occurrence of a Change in Control.

3. Delivery of Shares. The Shares will be registered in the name of Grantee as of the Grant Date and may be held by the Company during the Restricted Period in certificated or uncertificated form. Any certificate for the Restricted Shares issued during the Restricted Period shall bear a legend in substantially the following form (in addition to any legend required under applicable state securities laws): “This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Restricted Stock Award Certificate between the registered owner of the shares represented hereby and J.P. Morgan Real Estate Income Trust, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Certificate, copies of which are on file in the offices of J.P. Morgan Real Estate Income Trust, Inc.” Stock certificates for the Shares, without the first above legend, shall be delivered to Grantee or Grantee’s designee upon request of Grantee after the expiration of the Restricted Period, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply, if deemed advisable by the Company, with registration requirements under the 1933 Act, listing requirements under the rules of any securities exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

4. Voting Rights. Grantee, as beneficial owner of the Shares, shall have full voting rights with respect to the Shares during and after the Restricted Period.

5. Dividend Rights. Grantee shall accrue cash and non-cash dividends, if any, paid with respect to the Restricted Shares, but the payment of such dividends shall be deferred and held (without interest) by the Company for the account of Grantee until the expiration of the Restricted Period. During the Restricted Period, such dividends shall be subject to the same vesting restrictions imposed under Section 2 as the Restricted Shares to which they relate. Accrued dividends deferred and held pursuant to the foregoing provision shall be paid by the Company to the Grantee promptly upon the expiration of the Restricted Period (and in any event within thirty (30) days of the date of such expiration). For the avoidance of doubt, Grantee shall be automatically enrolled in the Company’s dividend reinvestment plan (the “DRIP”) with respect to any dividends on the Restricted Shares during the Restricted Period, subject to the Grantee’s DRIP election attached hereto as Exhibit B, and any such dividends shall remain subject to the restrictions described in these Terms and Conditions.

6. No Right of Continued Service. Nothing in this Award Certificate shall interfere with or limit in any way the right of the stockholders of the Company to terminate Grantee’s service as an Independent Director at any time, nor confer upon Grantee any right to continue providing services as an Independent Director to the Company.

7. Payment of Taxes. Upon issuance of the Shares hereunder, Grantee may make an election to be taxed upon such award under Section 83(b) of the Code (an “83(b) Election”). To effect such 83(b) Election, Grantee may timely submit to the Company the election form attached hereto as Exhibit A by the deadline imposed by the Company, and the Company shall file the 83(b) Election form with the Internal Revenue Service within 30 days after the Grant Date and otherwise in accordance with applicable Treasury Regulations. GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S OR ANY AFFILIATE’S TO TIMELY FILE AN ELECTION UNDER SECTION 83(B) OF THE CODE, EVEN IF GRANTEE REQUESTS THE COMPANY, AN AFFILIATE OR THEIR REPRESENTATIVE TO MAKE THE FILING ON GRANTEE’S BEHALF.

8. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Award Certificate and this Award Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Certificate, the provisions of the Plan shall be controlling and determinative.

9. Successors. This Award Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Award Certificate and the Plan.

10. Severability. If any one or more of the provisions contained in this Award Certificate are invalid, illegal or unenforceable, the other provisions of this Award Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

11. Notice. Notices hereunder must be in writing, delivered personally or sent by registered or certified U.S. mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to J.P. Morgan Real Estate Income Trust, Inc., 277 Park Avenue, 9th Floor, New York, New York 10172; Attn: Corporate Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

Taxpayer’s Name:

Taxpayer’s Address:

Taxpayer’s Social Security Number:

Taxable Year:

2.

The property with respect to which the election is made is described as follows: Restricted shares of Class E common stock (“Restricted Shares”) of J.P. Morgan Real Estate Income Trust, Inc. (the “Company”).

3.	The date on which the property was transferred is: ____________.

4.	The property is subject to the following restrictions:

The Restricted Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.	The fair market value of the property at the time of transfer (determined without regard to any restriction other than restrictions which by their terms will never lapse) was: ____________.

6.	The amount (if any) the taxpayer paid for such property was: $0.

7.	The amount to include in gross income of the taxpayer is: ______.

The undersigned has submitted a copy of this statement to the Company, which is the entity for which the services were performed in connection with the undersigned’s receipt of the above-described property. The taxpayer is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
[Taxpayer]

EXHIBIT B

DIVIDEND REINVESTMENT PLAN ELECTION

YOU ARE AUTOMATICALLY ENROLLED IN THE DIVIDEND REINVESTMENT PLAN UNLESS YOU ARE A RESIDENT OF ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON.

☐ If you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, you are not automatically enrolled in the dividend reinvestment plan; please check here if you wish to enroll in the dividend reinvestment plan.

☐ If you are not a resident of any of the states listed above, you are automatically enrolled in the dividend reinvestment plan; please check here if you do not wish to be enrolled in the dividend reinvestment plan.

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